SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2006

Cedar Fair, L.P.

(Exact name of registrant as specified in its charter)

Delaware

1-9444

34-1560655

(State or other jurisdiction

of incorporation)

(Commission

File Number)

(Employer

Identification No.)

One Cedar Point Drive, Sandusky, Ohio

44870-5259

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code (419) 626-0830

(Former name or former address, if changed since last report.)

ITEM 9.01 RESULTS OF OPERATIONS AND FINANCIAL CONDITION *

On February 10, 2006, Cedar Fair, L.P. issued a press release disclosing its 2005 fourth quarter and full-year results. A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K.

* The information furnished under Item 9.01 of this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cedar Fair, L.P.
By:	/s/ Peter J. Crage
Dated: February 10, 2006	Peter J. Crage
Corporate Vice President - Finance
(Chief Financial Officer)